UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019 (August 26, 2019)

Bio-En Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-186629	990369776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 County Road, Unit B6, Secaucus, NJ 07094	80528
(Address of principal executive offices)	(Zip Code)

(845) 364-7151
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer

On August 26, 2019, Shlomi Shany resigned as a member of the board of directors of Bio-En Holdings Corp. (the “Company”) and as an Executive Vice President of the Company. Mr. Shany’s resignation was not in connection with any known disagreement with the Company on any matter.

Appointment of Directors

On August 26, 2019, the board of directors of the Company appointed Alon Shany to the board to fill the vacancy created by Shlomi Shany’s resignation. Alon Shany was also appointed as an Executive Vice President of the Company.

Alon Shany, age 26, has been a broker with IBI Investment House, Tel Aviv, Israel, since March 2018, and has served as a member of the board of directors of Kaman Capital Limited, a public company listed on the Tel Aviv Stock Exchange since January 2018. Mr. Shany graduated from the Interdisciplinary Center Herzliya in 2019 with a bachelor’s degree in sustainability and governance. From 2012 to 2015, Mr. Shany served in the Israel Defense Forces reaching the rank of Sergeant Major.

The newly appointed director was appointed until his successor is duly elected and qualified. To the Company’s knowledge, there are no arrangements or understandings between the newly appointed director and any other persons pursuant to which he was selected as a director.

Alon Shany is the son of Shlomi Shany. There has been no transaction, nor is there any currently proposed transaction between Alon Shany and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Bio-En Holdings Corp. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2019	BIO-EN HOLDINGS CORP.

	By:	/s/ Baruch Adika
Baruch Adika
Chief Executive Officer